CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2023, relating to the financial statements and financial highlights of Roundhill Video Games ETF (formerly known as Roundhill BITKRAFT Esports & Digital Entertainment ETF), Roundhill Sports Betting & iGaming ETF, Roundhill Ball Metaverse ETF, Roundhill IO Digital Infrastructure ETF, and Roundhill MEME ETF, each a series of Listed Funds Trust, for the year ended December 31, 2022, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Cleveland, Ohio
April 26, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2023, relating to the financial statements and financial highlights of Roundhill Cannabis ETF, a series of Listed Funds Trust, for the period ended December 31, 2022, and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.

COHEN & COMPANY, LTD.
Cleveland, Ohio
April 26, 2023